Exhibit (a)(4)

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ASPIRIANT RISK-MANAGED REAL ASSETS FUND”, CHANGING ITS NAME FROM “ASPIRIANT RISK-MANAGED REAL ASSETS FUND” TO “ASPIRIANT REAL ASSETS FUND”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 2025, AT 3:54 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF AUGUST, A.D. 2025.

3971559 8100 SR# 20253463827	Authentication: 204295235 Date: 07-25-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Aspiriant Risk-Managed Real Assets Fund

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:
The name of the Trust is:

Aspiriant Real Assets Fund

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective August 1, 2025.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of July, 2025 A.D.

By:	/s/ Terrance P. Gallagher
Trustee
Name:	Terrance P. Gallagher
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:54 PM 07/24/2025
FILED 03:54 PM 07/24/2025 SR 20253463827 - File Number 3971559